EXHIBIT 10.9

OPTION TERMINATION AGREEMENT

This Option Termination Agreement (this “Agreement”) is made as of August 6, 2007, between U-Store-It, L.P., a Delaware limited partnership (“USI”), and Rising Tide Development, LLC, a Delaware limited liability company (“Rising Tide”).

R E C I T A L S

WHEREAS, immediately prior to the initial public offering (“IPO”) of the REIT’s common shares of U-Store-It Trust, a Maryland real estate investment trust (the “REIT”), USI and Rising Tide entered into an agreement, dated October 27, 2004, (the “Option Agreement”), pursuant to which USI has an option to acquire all of Rising Tide’s right, title and interest in and to each of the properties listed on Exhibit A-1 and made part hereof (the “Option Properties”, and individually, each an “Option Property”), as more fully described in the Option Agreement;

WHEREAS, subsequent to the date of the Option Agreement, USI exercised its Option to acquire certain of the Option Properties (the “Acquired Properties”), which Acquired Properties are specified on Exhibit A-2;

WHEREAS, it is expressly understood that nothing in this Agreement shall alter the ownership, rights, or obligations of USI with respect to the Acquired Properties;

WHEREAS, contemporaneously with the execution of this Agreement, USI and Rising Tide have entered into that certain Purchase and Sale Agreement dated as of the date hereof (the “2007 Acquired Properties Purchase Agreement”) whereby USI has agreed to purchase all of the Option Properties, with the exception of the Option Property listed as #15 on Exhibit A-1 (the “2007 Acquired Properties”);

WHEREAS, USI and Rising Tide desire to terminate various business relationships and agreements, including those in the Option Agreement (except as otherwise provided herein), and contemporaneously with the execution of this Agreement, Rising Tide has entered into that certain Property Management Termination Agreement with YSI Management LLC (“YSI”) and that certain Marketing and Ancillary Services Termination Agreement with U-Store-It Mini Warehouse Co. (“USI Warehouse”); and

WHEREAS, the Board of Trustees of the REIT and the Corporate Governance and Nominating Committee of the Board of Trustees of the REIT have duly authorized and approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I – TERMINATION OF THE OPTION AGREEMENT

1.1 Expiration of the Option. The Option Agreement and the Option granted therein shall expire, and be rendered null, void and of no effect as of the Effective Date, except Section 3.4 (b) of the Option Agreement shall survive the expiration of the Option Agreement until thirty (30) days after the expiration of the applicable statute of limitations. In furtherance and not in limitation of the foregoing, USI shall have no right to exercise the Option, and shall have no other rights granted to USI under the Option Agreement, with respect to the Option Property designated as “15” on Exhibit A-1, and shall have no other right to acquire such Option Property.

ARTICLE II – REPRESENTATIONS AND WARRANTIES OF USI AND RISING TIDE

Rising Tide and USI hereby make each of the representations and warranties set forth in this Article II, which representations and warranties made by each such party, are true and correct as of the date first written above and will be true and correct as of the Effective Date:

2.1. Organization, Good Standing and Authority. Rising Tide and USI each represents and warrants to the other that it has been duly organized and validly exists in good standing under the laws of its respective jurisdiction of organization. Each party hereby represents and warrants to the other hereto that it has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; that this Agreement has been duly and validly executed and delivered by it; and that this Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors’ rights generally.

2.2. Consents. Each party hereby represents and warrants to the other that, no consent, approval, permit or order of, nor filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision is required in connection with: (i) the execution, delivery and performance of this Agreement by it; or (ii) the consummation by it of the transactions contemplated hereby, other than such consents, approvals, permits or orders that have been obtained or will be obtained prior to the Effective Date.

2.3. No Violation. Each party to this Agreement hereby represents and warrants to the other that, to its knowledge, none of the execution, delivery and performance by such party of this Agreement, nor the consummation by such party of the transactions contemplated hereby, will violate any provision of the organizational documents of such party or violate or be in conflict with, or constitute a default (or an event or condition which, with notice of lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any lien or encumbrance under, any agreement, note, mortgage or other instrument to which such party is a party or which such party may be bound or subject, or, to such party’s knowledge, violate any court order or decree binding upon such party.

2.4 Litigation. Each party to this Agreement hereby represents and warrants to the other that there is no litigation or proceeding, either judicial or administrative, pending, or to the knowledge of such party, threatened, materially affecting the ability of such party to consummate the transactions contemplated hereby.

ARTICLE III – MISCELLANEOUS

3.1 Notices. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered by messenger, when received, (b) if mailed, three business days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, (c) if telecopied/faxed, upon confirmed receipt of a telecopied/facsimile transmission or (d) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier; in every case addressed to the party to be notified as follows:

To U-Store-It, L.P.:	U-Store-It, L.P.
C/O U-Store-It Trust
50 Public Square, Suite 2800
Cleveland, Ohio 44113
Attention: Secretary
Telephone: 216-274-1340
Facsimile: 216-274-1360

With a copy to:	U-Store-It Trust
460 East Swedesford
Wayne, Pennsylvania 19087
Attention: CFO
Telephone: 610-293-5700
Facsimile: 610-293-5720

To Rising Tide:	Rising Tide Development, LLC
6755 Engle Road, Suite A
Middleburg Heights, Ohio 44130
Attention: Robert J. Amsdell
Telephone: 440-891-4100
Facsimile: 440-891-4200

With a copy to:	Kohrman Jackson & Krantz, PLL
One Cleveland Center- 20th Floor
1375 East 9th Street
Cleveland, Ohio 44114
Attention: Marc C. Krantz, Esq.
Telephone: 216-736-7204
Facsimile: 216-621-6536

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given shall be deemed receipt.

3.2 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

3.3 Entire Agreement; Counterparts; Applicable Law. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, which may include a .pdf signature, each of which will be deemed an original but all of which, together, shall constitute one and the same instrument; provided that this Agreement shall not be effective until each party shall have delivered their counterpart to the other party, and (c) shall be governed in all respects, including, without limitation, validity, interpretation and effect, by the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.

3.4 Severability. If any provision of this Agreement is for any reason held to any extent to be invalid, void or unenforceable, the remaining provisions of this Agreement shall not be effected or impaired and such remaining provisions shall remain in full force and effect. In such event, the parties hereto shall use good faith efforts to agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and execute any amendment, consent or agreement agreed by the parties hereto to be necessary or desirable to effect such replacement.

3.5 Article and Section Headings. Article and Section headings contained in this Agreement are for reference only and shall not be deemed to have any substantive effect or to limit or define the provisions contained herein.

3.6 Successors and Assigns. This Agreement shall be binding upon and shall be enforceable by and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither of the parties may assign or otherwise transfer its interest in this Agreement or its duties and obligations under this Agreement to any person without the prior written consent of the other party, which consent may be conditioned, withheld or delayed in such other party’s sole and absolute discretion.

3.7 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors or assigns.

3.8 Fees and Expenses. All fees and expenses incurred in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.

3.9 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement and that it has or will consult with its own advisors.

3.10 Effective Date. This Agreement shall be effective (“Effective Date”) concurrently with the closing contemplated by the 2007 Acquired Properties Purchase Agreement. If the 2007 Acquired Properties Purchase Agreement is terminated by any party thereto without the closing as defined therein having occurred or for any other reason the closing under the 2007 Acquired Properties Purchase Agreement does not occur, the Services Agreement shall remain in full force and effect and this Agreement shall be void ab initio.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

RISING TIDE DEVELOPMENT, LLC, a Delaware limited liability company
By: Mizzen, LLC, its Sole Member
By: Amsdell Holdings X, Inc., its Manager

By:	/s/ Robert J. Amsdell
Robert J. Amsdell, President

U-STORE-IT, L.P., a Delaware limited partnership

By: U-Store-It Trust, its General Partner

By:	/s/ Dean Jernigan
Dean Jernigan, President and Chief Executive Officer

EXHIBIT A-1

OPTION PROPERTIES

	ADDRESS	CITY	ST
1	55 COMMERCIAL STREET	MEDFORD	MA
2	4309 EHRLICH RD	TAMPA	FL
3	15910 PEARL ROAD	STRONGSVILLE	OH
4	8585 TOUCHTON ROAD	JACKSONVILLE	FL
5	11570 BEACH BLVD	JACKSONVILLE	FL
6	8121 POINT MEADOWS DRIVE	JACKSONVILLE	FL
7	2020 MOUNT BALDY DRIVE	RIVERSIDE	CA
8	1531 MONTIEL ROAD	ESCONDIDO	CA
9	28401 RANCHO CALIFORNIA RD	TEMECULA	CA
10	105 OLD PEACHTREE ROAD	SUWANEE	GA
11	1201 N. STATE ROAD 7	ROYAL PALM BEACH	FL
12	6550 SW 160TH AVENUE	SOUTHWEST RANCHES	FL
13	12701 SW 124TH STREET	KENDALL	FL
14	3024 PLUMMER COVE ROAD *	JACKSONVILLE	FL
15	2127 UNIVERSITY PARKWAY **	SARASOTA	FL
16	1985 OSTREMS WAY	SAN BERNADINO	CA
17	3730 S. ORANGE AVE	ORLANDO	FL
18	12560 S. MILITARY TRAIL	BOYNTON BEACH	FL

*	“Plummer Cove” is the same property noted as having a street address of “San Jose Boulevard” in Exhibit A of the Option Agreement.

**	Currently under contract for the purchase of the land, and Rising Tide will develop property. There is no current U-Store-It facility or building on this property.

EXHIBIT A-2

ACQUIRED PROPERTIES

	ADDRESS	CITY	ST
1	1985 OSTREMS WAY	SAN BERNADINO	CA
2	3730 S. ORANGE AVE.	ORLANDO	FL
3	12560 S. MILITARY TRAIL	BOYNTON BEACH	FL